LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

      The undersigned hereby constitutes and appoints each of Mark C.
Zawodzinski, Michael D. Grover and Kevin B. Klotzbach as the undersigned's true and lawful attorney-in-fact, and grants each of them full power to act on behalf of the undersigned and in the undersigned's name, place and stead, for the purpose of completing and signing, on behalf of the undersigned, any Form 3,
Form 4 or Form 5 (including any amendments thereto) required or permitted to be filed by the undersigned pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), with regard to the undersigned's holdings of or transactions in the securities of Financial Institutions, Inc., and to file such forms (and amendments thereto) with the Securities and Exchange
Commission, and to do and perform each and every act and thing requisite or necessary to be done in connection with such forms (and amendments thereto,) as fully and to all intents and purposes as the undersigned might or could do in person.

      The authority of Mark C. Zawodzinski, Michael D. Grover and Kevin B.
Klotzbach under this Limited Power of Attorney shall continue until the undersigned is no longer required to file forms under Section 16(a) of the
Exchange Act with regard to the undersigned's holdings of or transactions in the securities of Financial Institutions, Inc., unless earlier revoked by the undersigned in writing.

      The undersigned acknowledges that Mark C. Zawodzinski, Michael D. Grover and Kevin B. Klotzbach are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

/s/ Sonia M. Dumbleton
Signature
Name:  Sonia M. Dumbleton
Date:  May 14, 2013